EXHIBIT 4.1

                                  AGREEMENT

     THIS AGREEMENT, executed this 21st day of March, 1994, on behalf of ARIZONA PUBLIC SERVICE COMPANY (the "Company"), an entity which has registered certain of its securities under the Securities Act of 1933 (the "'33 Act") and the Securities Exchange Act of 1934 (the "'34 Act") and which is required to file certain reports pursuant to the '34 Act,

                                 WITNESSETH:

     WHEREAS, the Company wishes to avail itself of Regulation Section 229.601(b)(4)(iii) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to its power under the '33 Act and the '34 Act, which regulation provides that there need not be filed with the Commission as an exhibit to certain registration statements and reports under the '33 Act or the '34 Act any instrument with respect to long-term debt not being registered under the '33 Act and/or the '34 Act if (i) the total amount of securities authorized thereunder does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis and (ii) there is filed with the Commission an agreement to furnish a copy of such instrument to the Commission upon request;

     NOW, THEREFORE, the Company hereby agrees to file with the Commission, upon the request of the Commission that it so do, any and all instruments (including all amendments and modifications thereto) which:

     (1)  are now in effect or become effective hereafter;

     (2) define the rights of holders of long-term debt of the Company and of all subsidiaries for which consolidated or unconsolidated financial statements are required to be filed with the Commission;

     (3) relate to long-term debt not being registered under the '33 Act and/or the '34 Act; and

     (4) authorize securities not in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis.


     IN WITNESS WHEREOF, the Company has duly caused this Agreement to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ARIZONA PUBLIC SERVICE COMPANY



                                   Nancy E. Newquist
                                   ----------------
                                   Nancy E. Newquist
                                   Treasurer

ATTEST:


Nancy C. Loftin
- ---------------
Nancy C. Loftin
Secretary